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                            LIMITED POWER OF ATTORNEY
                                   TNPC, INC.



         The undersigned director of TNPC, Inc. ("TNPC") does hereby constitute and appoint H. Eugene Lockhart, William I. Jacobs and Marc E. Manly, and each of them, with full power of substitution, my true and lawful attorneys-in-fact and agents to do any and all acts and things in my name and on my behalf in my capacity as a director of TNPC in connection with, and only in connection with, the filing of this registration statement
(including, but not limited to, the execution of any and all instruments for me and in my name which such person may deem necessary or advisable to enable TNPC to comply with the Securities Act of 1933, as amended (the "Act") and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the filing of this registration statement), including specifically, but not limited to, the power and authority to sign for me any and all amendments, including pre-effective and post-effective amendments or any other registration statement filed pursuant to the provision of Rule 462(b) under the Act; and I do hereby ratify and confirm all that such person or persons shall do or cause to be done by virtue hereof.




                                             By: /s/ Richard A. Causey
                                                --------------------------------

                                             Name:  Richard A. Causey
                                             Title: Director
                                             Date:  September 7, 2000